Exhibit 99.1

Spherix Commences Litigation Against Verizon
for Patent Infringement

Litigation Represents Potential New Line of Licensing Revenue

BETHESDA, MD, June 12, 2014 /PRNewswire/ -- Spherix Incorporated (SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that it commenced patent litigation in the United States District Court for the Eastern District of Virginia, Case No.: 1:14-cv-00721, against Verizon Services, Corp.; Verizon South, Inc.; Verizon Virginia LLC; Verizon Communications, Inc.; Verizon Federal, Inc.; Verizon Business Network Services, Inc.; MCI Communications Services, Inc. (collectively “Verizon”). The complaint alleges that Verizon infringes four patents owned by Spherix.

The patents asserted in the litigation were developed by Nortel Networks and acquired by Spherix in December 2013, and are related to FiOS, VoIP and other internet services provided by Verizon. The complaint seeks recovery of damages for a portion of the substantial revenue associated with the infringed patents.

Anthony Hayes, Chief Executive Officer of Spherix, stated, “We consider today’s lawsuit yet another huge step towards monetizing our portfolio of intellectual property. This litigation is an entirely new line of potential licensing revenue for Spherix, as it focuses on infringement related to the providing of internet services. This new line of licensing programs is in addition to our existing licensing programs related to: router and switching equipment (Cisco, Juniper & Huawei), cordless telephones (VTech & Uniden), and cell phone location technology (AT&T and T-Mobile). Each of these licensing programs asserts different patents, which is an important consideration for the Company. We believe that the monetization of different patents across different technologies creates diversification of potential revenue streams and helps to limit reliance on a small number of patents or a small number of cases. We are striving to create a model where we have ‘multiple shots on goal’ in multiple licensing programs. We consider diversification to be important for our sustainable, long term growth. Additionally, the jurisdiction for our case, the U.S. District Court for the Eastern District of Virginia, is believed to be one of the fastest and most efficient judicial dockets in the country.  Historically, cases are presented to the jury in one year or less. We hope that this shorter time to resolution quickly validate our beliefs in the quality of our assets.”

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations Contact:
Hayden IR
Brett Mass
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com